Exhibit 10.3
                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of this 3rd day of September, 1999, and having an "Effective Date" of September 3, 1999, is by and between SCHOOL SPECIALTY, INC., a Delaware corporation (the "Company") and DONALD J. NOSKOWIAK ("Employee").

                            RECITALS

     The  Company desires to continue to employ Employee  and  to have the benefit of his skills and services, and Employee desires
to   accept  employment  with  the  Company,  on  the  terms  and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                           AGREEMENTS

     1. Employment and Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as a Vice President Finance and Business Development of the Company and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties as a Vice President Finance and Business Development of the Company hereunder under the direction of the Chief Financial Officer of the Company. Such duties shall be performed from headquarters in the Appleton, Wisconsin, area.

     2. Term of Employment. Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the Effective Date and shall continue for a period of eighteen (18) months (the "Term"). This Agreement may be terminated prior to the end of the Term in the manner provided herein. In the event that this agreement is not terminated pursuant to the terms of this Agreement, following the first eighteen (18) months of the Term of or any renewal terms thereof, said agreement shall extend for a successive renewal term of eighteen (18) months measured from the date of the expiration of the Term or the expiration of any subsequent renewal term, unless either party shall notify the other party of their desire to not renew the term of this agreement, with said notice to be made no later than ninety (90) days prior to the expiration of the Term of this agreement or any then effective renewal term thereof.

     3. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. Effective on the date hereof, the annual base salary payable to Employee shall be One Hundred Forty Thousand Dollars ($140,000.00) per year or such greater amount as determined from time to time by the Board of Directors of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. It is understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

         (b) Incentive Bonus. During the initial term and any extensions thereof, Employee shall be eligible to receive an incentive bonus based upon his participation in the Company's executive incentive bonus program as specified in Exhibit A as attached hereto, or successor executive incentive bonus programs. Bonuses will be prorated and paid based upon the number of days employed in the fiscal year of termination.

         (c) Perquisites, Benefits, and Other Compensation. During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors or the Chief Executive Officer of the Company.

     4.  Covenants and Conditions.

         (a) The Employee will acquire information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business. Accordingly, the Employee agrees that he shall not
             for   a  period  of  two  (2)  years  following  the
             termination of his employment with the Company, use for himself or disclose to any person not employed by the Company any such knowledge or information heretofore acquired or acquired during the term of this employment hereunder including but not limited to the prescribed requirements of S.134.90 of the Wisconsin Statutes, as hereinafter amended from time to time. Nothing in this agreement shall be construed to limit or supersede the common law of torts or statutory or other protection of trade secrets where such law provides the Company with greater protections or protections for a longer duration than that provided in this section 4 of this Agreement.

         (b) The  Employee  agrees  that  all  memoranda,
             notes, records, papers, or other documents and all copies thereof relating to the Company's operations or business, some of which may be prepared by him, and all objects associated therewith (such as models and samples) in any way obtained by him shall be the Company's property. This shall include, but is not limited to, documents and objects concerning any process, apparatus, or product manufactured, used, developed, investigated, or considered by the Company. The Employee shall not, except for Company use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during his employment or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company on termination of his employment, or at any other time on the Company's request, together with his written certification of compliance, except for those documents and objects received as a director of the Company.

     5. Death or Disability of the Employee. The Employee's employment shall terminate immediately upon his death.
        In the event the Employee becomes physically or mentally disabled so as to qualify for disability payments under the then current disability coverage for full time employees of the Company, the Company may at its option terminate his employment upon not less than thirty (30) days written notice. The Company's right to terminate the Employee's employment pursuant to the preceding
        sentence   shall  cease  in  the  event  the  notice   of
        termination provided for therein shall not be given during the period of the Employee's disability. In the event of termination, the Company shall not be obligated to pay the Employee's salary under paragraph 3 hereof, but rather the Employee shall receive the gross amount of disability benefits as currently available under the then current disability coverage provided by the Company for its full time Employees.

    6.  Termination  and  Severance  Compensation.   The
        Company reserves the right to immediately terminate the Employee's employment under this agreement should any of the following occur:

              (a) The Employee's commission of a felony that is an act which, in the opinion of the Board of Directors, is either abhorrent to the community or is an intentional act, which the Board of Directors considers materially damaging to the reputation of the Company or its successors or assigns.

              (b) The Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement. However the right of the Company to terminate the employment of the Employee under the terms of this paragraph 6(b) shall be conditioned upon the Company promptly providing to the Employee a written notice which describes the Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement. The Employee shall have thirty (30) days from the date of the Company's issuance of this notice to cure the described breach or failure. Notwithstanding the above described language, should the Company issue more than one (1) notice in any twelve (12) month period under the terms of this paragraph 6(b), the Employee shall have no cure rights for such breach or failure to perform.

               (c)  The death of the Employee.

               (d) The disability of the Employee, as described in Section 5 above.

               (e) The Company provide the Employee with notice of the termination of his employment with the Company for conditions other than those described above.

               (f) The Company issues a notice of non-renewal of the term of this Agreement as described in Section 2 herein.

         Should the term of the Employee's employment with the Company be terminated pursuant to the terms of Sections 6(e), 6(f) or 9 herein, the Company shall pay to the Employee the Base Salary described in Section 3(a) for a period of eighteen (18) months from the date of such termination.


     7. Self-Termination The Employee shall have the right to terminate his employment with the Company for any reason by providing the Company with fifteen (15) days prior written notice. The Company shall have the right to waive any or all of such fifteen (15) day period to accelerate the effective date of the termination of the employment of the Employee with the Company, by written notice to the Employee. If the Employee elects to so terminate his employment with the Company no sooner than ninety (90) days after the effective date but no later than fifteen (15) calendar months after the Effective Date, the Employee is entitled to severance compensation for twelve (12) months following the effective date of such termination by the payment of Base Salary as described in Section 3(a).

     8. Vesting. In the event that the Employee's employment hereunder is terminated under the provisions of Sections 6(e), 6(f) or 7, the Employee shall at the time of termination, completely vest in all rights available under the qualified and non-qualified stock options, which are at the time of the termination granted to the Employee.

     9. Rights and Obligations of Successors. In the event that any of the following events occur, a "Change in Control" shall be deemed to occur for the purpose of this Agreement: (a) any person or group of persons acting in concert becomes the beneficial owner, directly or indirectly (excluding ownership by or through employee benefit plans), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination less than seventy five percent (75%) of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or (c) any person or group of persons acting in concert obtains direct or indirect control of the Board of Directors of the Company, other than the current shareholders of the Company. The Employee shall have the right to terminate his employment under the terms of this Agreement for a period of sixty (60) days following the Change in Control. In the event that the Employee shall not so elect to terminate this Agreement, then this agreement shall be assignable and transferable by the Company to any subsidiary or affiliate or to any subsidiary or affiliate of the Company affiliated with the Change in Control and shall inure to the benefit of and be binding upon the Employee and his heirs and personal representatives and the Company and its successors and assigns. In the event the Employee elects to terminate employment, the Employee shall be paid in accordance with Paragraph 6.

     10. Covenant Not to Compete. In consideration of the employment hereunder, the Employee hereby agrees that during the term of his employment by the Company and for a period of eighteen (18) months (twelve (12) months in the case of self-termination), following the termination of his employment with the Company, the Employee will not either directly or indirectly own, have proprietary interest (except for less than 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, or serve as a consultant to or in any other capacity for any firm, other than the Company and its subsidiaries, engaged in the distribution of school supplies, equipment, furniture or other products made and distributed by the Company or any of the Company's present or future subsidiary corporations (acquired during the term of this Agreement) during the period of the Employee's employment in the area where they are engaged in business without the express written consent of the Company. The Employee agrees that a breach of the covenant contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief including damages as may be proper.

    11. Notice. All notices, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

        To the Company:   School Specialty, Inc.
                          426 W. College Avenue
                          P.O. Box 1579
                          Appleton, WI 54911
                          Attention: Mr. Daniel P. Spalding
                          Fax: (920) 882-5863

        With a copy to:   Joseph F. Franzoi IV, Esq.
                          Franzoi & Franzoi, S.C.
                          514 Racine Street
                          Menasha, WI 54952
                          Fax: (920) 725-0998

        To Employee:      Donald J. Noskowiak
                          2116 North Courtland
                          Green Bay, WI  54313

         or  to  such  other address as the person to whom  notice
         is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be
         deemed   given  only  when  actually  received  by   the
         addressees.

    12. Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    13. Expenses. Each party hereto will pay their respective fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement.

    14.  Governing  Law. This Agreement shall in all respects  be
         construed  according  to  the  laws  of  the  State   of
         Delaware,  without  regard  to  its  conflict  of   laws
         principles.

    IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.


                                COMPANY:  SCHOOL SPECIALTY, INC.


                                /s/ Daniel P. Spalding
                               ---------------------------------------
                                Daniel P. Spalding, Chairman and
                                Chief Executive Officer


                                        EMPLOYEE:


                                /s/ Donald J. Noskowiak
                                ---------------------------------------
                                Donald J. Noskowiak, Individually

                        School Specialty
                           Fiscal 2000
                        Incentive Program

Executive Plan:

Corporate criteria: 100% on consolidated EBITA

Budget EBITA:       $62,829,000

Payout:

     Below budget:  $-0-
     At budget:     50% of base salary
     Max at Budget + 20%, or $75,395,000 = 100% of base salary

Specialty/Traditional Companies Plan:

Corporate criteria: 25% based upon consolidated EBITA, as above.

Division criteria:  75% based upon Division performance in three areas:

     1. Budget EBITA:        Max payout:  37.5% of base salary
          Below budget:  $-0-
          At budget:     18.75% of base salary
          Max:  budget + 20% of Division EBITA:  37.5% of base salary

     2. Return on Average Operating Assets:  Max payout:  18.75% of base salary
          Calc:  EBITA/Gross A/R + Gross Inv. + Net F/A - A/P =
                 Return on Average Operating Assets (RAOA)
                 (average calculated using month-end balance)

          Payout:
               0 - 20% RAOA        0
               21 - 60% RAOA       0 - 18.75% of base salary

     3.   Return on Sales:  Max payout:  18.75% of base salary
          Calc:  EBITA/Net Sales

          Payout:

               Spec. Co's
                    7 - 20% Return on Sales:  0 - 18.75% of base salary
               Trad. Co.
                    6 - 12% Return on Sales:  0 - 18.75% of base salary

Example:

     Corporate EBITA budget                  $63 million
     Spec. Co. EBITA budget                  $10 million
     Executive Base Salary                   $100,000

     If actual performance is a follows:

          EBITA Div.                    $11 million
          Avg. Operating Assets         $28 million
          Net Sales                     $61 million
          EBITA Corp.                   $68 million

Bonus:

25% Corp. EBITA:   $68-$63 = $5 mil. = 75% X $100,000 X 25% =          $18,750
37.5% Div. EBITA:  $10-$11 = $1 mil. = 75% X $100,000 X 37.5% =        $28,125
18.75% RAOA:       11 mil/28 mil = 40 RAOA = 75% X $100,000 X 18.75% = $14,063
18.75% Rtn on Sales:11 mil/61 mil = 18% = 85% X $100,000 X 18.75% =    $15,938


              Total Bonus                                              $76,876





May 17, 1999